Exhibit 99.1

FOR IMMEDIATE RELEASE

Corebridge Financial Announces Fourth Quarter and
Full Year 2022 Results

•	Premiums and deposits[1] excluding transactional activity grew 14% compared to the prior year quarter
•	Base portfolio income for our insurance operating businesses grew 19% while base yield expanded 54 basis points compared to the prior year quarter
•	Net loss of $566 million, or $0.87 per share, largely the result of realized losses on derivatives and foreign exchange movements
•	Adjusted after-tax operating income of $574 million and operating EPS of $0.88 per share reflects strong base spread income and favorable mortality experience
•	$2.2 billion of normalized distributions from our insurance companies in 2022
•	Paid $876 million in dividends in 2022 ($296 million since the IPO)
•	Declared quarterly cash dividend $0.23 per share of common stock on February 16, 2023

HOUSTON – February 17, 2023 – Corebridge Financial, Inc. (“Corebridge” or the “Company”) (NYSE: CRBG) today reported financial results for the fourth quarter and full year ended December 31, 2022.

Kevin Hogan, President and Chief Executive Officer of Corebridge, said, “2022 was a year of significant milestones for our company.  We rebranded as Corebridge Financial early in the year as our operational separation from AIG began, and in September, we became a New York Stock Exchange listed company when our initial public offering closed on September 19.  We ended the year with strong momentum and remain focused on our core mission of helping individuals plan, save for and achieve secure financial futures.

“In the fourth quarter and throughout the year, our diversified business platform and broad reach enabled robust sales and attractive margins in fixed and fixed index annuities, in addition to strong performance realized across all our businesses.  We achieved meaningful growth in base spread income and substantial improvement in underwriting margin, and we benefited from strong deposit flows.  We have made progress with Corebridge Forward, our modernization initiative, and are benefiting from our partnerships with Blackstone and BlackRock.  We maintained a strong financial position throughout the year and delivered on our capital management goals for 2022.

“As we look ahead, the external environment remains uncertain, but we are steadfastly focused on executing our strategies and delivering on our financial goals.  We have a strong balance sheet and free cash flow profile, and we will stay disciplined in deploying capital to create value for our customers, distribution partners and other stakeholders.”

[1]
This release refers to financial measures not calculated in accordance with generally accepted accounting principles (non-GAAP); definitions of non-GAAP measures and reconciliations to their closest GAAP measures, as well as more information on key operating metrics and key terms, can be found in “Non-GAAP Financial Measures” or “Key Operating Metrics and Key Terms” below

FOR IMMEDIATE RELEASE
CONSOLIDATED RESULTS

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in millions, except per share data)	2022	2021	2022	2021
Net income (loss) attributable to common shareholders	$(566)	$3,122	$8,149	$7,355
Income (loss) per common share attributable to common shareholders[2]	$(0.87)	$5.24	$12.59	$11.80
Adjusted after-tax operating income	$574	$729	$1,857	$2,929
Operating EPS	$0.88	$1.13	$2.87	$4.54
Book value per common share	$12.73	$41.99	$12.73	$41.99
Adjusted book value per common share	$33.10	$30.31	$33.10	$30.31
Pre-tax income (loss)	$(779)	$4,623	$10,460	$10,127
Adjusted pre-tax operating income	$639	$926	$2,183	$3,685
Premiums and deposits	$8,694	$8,501	$31,623	$30,608
Net investment income	$2,555	$2,925	$9,576	$11,672
Net investment income (APTOI basis)	$2,307	$2,492	$8,758	$9,917
Base portfolio income - insurance operating businesses	$2,200	$1,846	$7,884	$7,494
Variable investment income - insurance operating businesses	$23	$511	$442	$2,029
Corporate and other	$84	$135	$432	$394

Return on average equity	(28.8%)	39.3%	46.2%	22.9%
Adjusted return on average equity	10.6%	12.1%	9.1%	12.6%

Fourth Quarter

Net loss was $0.6 billion, a 118% decrease compared to the prior year quarter.  The change was largely driven by $3.0 billion of gains recorded in the fourth quarter of 2021 attributed to the sale of our affordable housing portfolio and $1.2 billion of net realized losses in the fourth quarter of 2022 related to derivatives and foreign exchange movements.

[2]
Prior period results reflect Class A shares only.  Net income per Class B shares was $1.21 and $7.77 in 4Q21 and 2021, respectively.  Refer to page 19 for an explanation of the share class structure in 2021

FOR IMMEDIATE RELEASE
Adjusted pre-tax operating income (“APTOI”) was $639 million, a 31% decrease compared to the prior year quarter, largely due to challenging macroeconomic conditions and structural changes in our business profile, including implementation of the Company’s new capital structure and divestitures.  Variable investment income was lower by $488 million, the largest contributor to the year-over-year decline.  Excluding variable investment income, APTOI was $616 million, a 48% increase compared to the prior year quarter, the result of higher base portfolio income, improved mortality experience and lower expenses, partially offset by lower fee income.

Premiums and deposits were $8.7 billion, a 2% increase compared to the prior year quarter.  Excluding transactional activity (i.e., pension risk transfer, guaranteed investment contracts and Group Retirement plan acquisitions), premiums and deposits grew 14% when compared to the prior year quarter.  These results mainly reflect higher fixed and fixed index annuity deposits partially offset by lower variable annuity deposits in Individual Retirement and Group Retirement.

Net investment income was $2.6 billion, a 13% decrease compared to the prior year quarter, while net investment income on an APTOI basis was $2.3 billion, a 7% decrease compared to the prior year quarter.  This decline largely was due to lower variable investment income – notably weaker private equity returns, lower bond call and tender income, and lower commercial mortgage loan prepayment activity – partially offset by higher base portfolio income.  Base portfolio income grew 19% when compared to fourth quarter of 2021.

Full Year

Net income was $8.1 billion, an 11% increase year-over-year, primarily the result of higher gains on the Fortitude Re funds withheld embedded derivative and higher net realized gains, partially offset by lower net investment income and a gain recorded in 2021 associated with the sale of our affordable housing portfolio.

APTOI was $2.2 billion, a 41% decrease compared to the prior year, largely related to the impact from structural changes in our business and challenging macroeconomic conditions driving higher base portfolio income, lower variable investment income, lower fee income and higher deferred acquisition costs amortization.  Improved mortality experience, as well as a comparatively less adverse result from the annual actuarial assumption review, also impacted results.  Variable investment income was lower by $1.6 billion, the largest contributor to the year-over-year decline.

Premiums and deposits were $31.6 billion, a 3% increase compared to the prior year.3  Excluding transactional activity, premiums and deposits grew 8% when compared to 2021.  These results primarily reflect higher fixed and fixed index annuity deposits partially offset by lower variable annuity deposits in Individual Retirement and Group Retirement.

[3]	Excludes deposits from the sale of our retail mutual fund business that were sold to Touchstone on July 16, 2021, or otherwise liquidated in connection with the sale

FOR IMMEDIATE RELEASE
Net investment income was $9.6 billion, an 18% decrease compared to the prior year, while net investment income on an APTOI basis was $8.8 billion, a 12% decrease compared to the prior year.    This decline largely was due to lower variable investment income – notably weaker private equity returns, lower bond call and tender income, and lower commercial mortgage loan prepayment activity – partially offset by higher base portfolio income.  Base portfolio income grew 5% when compared to 2021.

BUSINESS RESULTS

Individual Retirement	Three Months Ended December 31,
($ in millions)	2022	2021
Premiums and deposits	$3,827	$3,308
Spread income	$587	$646
Base spread income	$565	$420
Variable investment income	$22	$226
Fee income	$304	$383
Adjusted pre-tax operating income	$436	$504

•
Premiums and deposits increased $519 million, or 16%, as compared to the prior year quarter largely driven by growth of fixed and fixed index annuity deposits, partially offset by lower variable annuity deposits.  Net flows increased $244 million, or 718%, when compared to the fourth quarter of 2021 primarily the result of stronger fixed annuity flows

•	Base net investment spread of 2.21% for the quarter expanded 54 basis points and 27 basis points on a prior year and sequential quarter basis, respectively
•	APTOI decreased $68 million, or 13%, year-over-year primarily due to lower variable investment income and lower fee income, partially offset by higher base spread income and lower expenses

Group Retirement	Three Months Ended December 31,
($ in millions)	2022	2021
Premiums and deposits	$2,243	$1,862
Spread income	$208	$316
Base spread income	$207	$184
Variable investment income	$1	$132
Fee income	$177	$222
Adjusted pre-tax operating income	$177	$315

•
Premiums and deposits increased $381 million, or 20%, as compared to the prior year quarter due to higher plan acquisitions and out-of-plan fixed annuity deposits, partially offset by lower out-of-plan variable annuity deposits.  Net flows increased $116 million, or 11%, when compared to the fourth quarter of 2021, primarily the result of stronger in-plan flows

FOR IMMEDIATE RELEASE
•	Base net investment spread of 1.59% for the quarter expanded 17 basis points on a prior year quarter basis. Results were unchanged sequentially
•	APTOI decreased $138 million, or 44%, year-over-year primarily due to lower variable investment income and lower fee income, partially offset by higher base spread income

Life Insurance	Three Months Ended December 31,
($ in millions)	2022	2021
Premiums and deposits	$1,073	$1,098
Underwriting margin	$375	$266
Underwriting margin excluding variable investment income	$370	$188
Variable investment income	$5	$78
Adjusted pre-tax operating income	$97	$6

•	APTOI increased $91 million year-over-year primarily due to higher underwriting margin driven by improved mortality experience and higher base portfolio income
•
COVID mortality experience was in line with the previously disclosed estimate of exposure sensitivity of $65 million to $75 million per 100,000 population deaths based on the reported fourth quarter 2022 COVID-related deaths in the United States

Institutional Markets	Three Months Ended December 31,
($ in millions)	2022	2021
Premiums and deposits	$1,551	$2,233
Spread income	$65	$139
Base spread income	$71	$73
Variable investment income (loss)	$(6)	$66
Fee income	$16	$15
Underwriting margin	$17	$22
Underwriting margin excluding variable investment income	$17	$15
Variable investment income	$—	$7
Adjusted pre-tax operating income	$64	$166

FOR IMMEDIATE RELEASE
•
Premiums and deposits decreased $682 million, or 31%, as compared to the prior year quarter driven by lower volume of new pension risk transfer activity, partially offset by higher structured settlement annuities.  Pension risk transfer sales were $1.3 billion for the fourth quarter of 2022

•	APTOI decreased $102 million, or 61%, year-over-year primarily due to lower variable investment income

Corporate and Other [4]	Three Months Ended December 31,
($ in millions)	2022	2021
Corporate expenses	$(46)	$(36)
Interest on financial debt	$(103)	$(25)
Asset management	$15	$—
Consolidated investment entities	$2	$(6)
Other	$(3)	$2
Adjusted pre-tax operating income (loss)	$(135)	$(65)

•	APTOI decreased $70 million, or 108%, year-over-year primarily due to higher interest expense on financial debt driven by the Company’s recapitalization in connection with the IPO

CAPITAL AND LIQUIDITY HIGHLIGHTS

•	Life Fleet RBC Ratio estimated to exceed 400% target
•	Financial leverage ratio of 29.6%, within our 25% to 30% targeted range
•	Parent liquidity of $1.5 billion as of December 31, 2022
•	$200 million of normalized distributions from our insurance companies during the fourth quarter, with $2.2 billion of normalized distributions for the full year of 2022
•	Adjusted book value grew $1.8 billion, or 9%, year-over-year by delivering strong earnings while also paying $876 million in dividends ($296 million since the IPO)
•	Declared quarterly dividend of $0.23 per share of common stock on February 16, 2023, payable on March 31, 2023, to shareholders of record at the close of business on March 17, 2023

CONFERENCE CALL

Corebridge will host a conference call on Friday, February 17, 2023, at 8:30 a.m. EST to review these results.  The call is open to the public and can be accessed via a live listen-only webcast in the Investors section of corebridgefinancial.com.  A replay will be available after the call at the same location.

[4]	Includes consolidations and eliminations

FOR IMMEDIATE RELEASE
Supplemental financial data and our investor presentation are available in the Investors section of www.corebridgefinancial.com.

 # # #

About Corebridge Financial

Corebridge Financial makes it possible for more people to take action in their financial lives.  With more than $355 billion in assets under management and administration as of December 31, 2022, Corebridge is one of the largest providers of retirement solutions and insurance products in the United States.  We proudly partner with financial professionals and institutions to help individuals plan, save for and achieve secure financial futures.  For more information, visit corebridgefinancial.com and follow us on LinkedIn, YouTube, Facebook and Twitter.  These references with additional information about Corebridge have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

Contacts
Josh Smith (Investors): investorrelations@corebridgefinancial.com
Dana Ripley (Media): dana.ripley@aig.com

 # # #

In the discussion below, “we,” “us” and “our” refer to Corebridge and its consolidated subsidiaries, unless the context refers solely to Corebridge as a corporate entity.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This release contains forward-looking statements.  Words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements.  Also, forward-looking statements include, without limitation, all matters that are not historical facts.  Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Corebridge and its consolidated subsidiaries.  There can be no assurance that future developments affecting Corebridge and its consolidated subsidiaries will be those anticipated by management.

FOR IMMEDIATE RELEASE
Any forward-looking statements included herein are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others, risks related to:

•
market conditions, including risks related to rapidly increasing interest rates, declining or negative interest rates, deterioration of market conditions, geopolitical tensions, equity market declines or volatility and the COVID-19 pandemic;

•
insurance risk and related exposures, including risks related to insurance liability claims exceeding reserves, reinsurance becoming unavailable and the occurrence of events causing acceleration of the amortization of deferred acquisition costs;

•	our investment portfolio and concentration of investments, including risks related to realization of gross unrealized losses on fixed maturity securities and changes in investment valuations;
•
liquidity, capital and credit, including risks related to our access to funds from our subsidiaries being restricted, the possible incurrence of additional debt, the ability to refinance existing debt, the illiquidity of some of our investments, a downgrade in our insurer financial strength ratings and non-performance by counterparties;

•
our business and operations, including risks related to pricing for our products, guarantees within certain of our products, our use of derivatives instruments, marketing and distribution of our products through third parties, our reliance on third parties to provide business and administrative services, maintaining the availability of our critical technology systems, our risk management policies becoming ineffective, significant legal or regulatory proceedings, our business strategy becoming ineffective, intense competition, catastrophes, changes in our accounting principles and financial reporting requirements, our foreign operations, business or asset acquisitions and dispositions and our ability to protect our intellectual property;

•	the intense regulation of our business;
•
estimates and assumptions, including risks related to estimates or assumptions used in the preparation of our financial statements differing materially from actual experience, the effectiveness of our productivity improvement initiatives and impairments of goodwill;

•	competition and employees, including risks related to our ability to attract and retain key employees and employee error and misconduct;
•
our investment managers, including our reliance on agreements with Blackstone ISG-1 Advisors L.L.C. which we have a limited ability to terminate or amend and increased regulation or scrutiny of investment advisers and investment activities;

•
our separation from AIG, including risks related to the replacement or replication of functions and the loss of benefits from AIG’s global contracts, our inability to file a single US consolidated income federal income tax return for a five-year period, and limitations on our ability to use deferred tax assets to offset future taxable income;

•	our agreements with Fortitude Reinsurance Company Ltd.; and
•
other factors discussed in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended.

FOR IMMEDIATE RELEASE
Forward-looking statements should be read in conjunction with the other cautionary statements, risks, uncertainties and other factors identified in our filings with the Securities and Exchange Commission.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

NON-GAAP FINANCIAL MEASURES

Throughout this release, we present our financial condition and results of operations in the way we believe will be most meaningful and representative of our business results.  Some of the measurements we use are ‘‘non-GAAP financial measures’’ under Securities and Exchange Commission rules and regulations.  We believe presentation of these non-GAAP financial measures allows for a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity.  These measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with GAAP and should not be viewed as a substitute for GAAP measures.  The non-GAAP financial measures we present may not be comparable to similarly-named measures reported by other companies.

Adjusted pre-tax operating income (“APTOI”) is derived by excluding the items set forth below from income from operations before income tax. These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and recording adjustments to APTOI that we believe to be common in our industry. We believe the adjustments to pre-tax income are useful for gaining an understanding of our overall results of operations.

APTOI excludes the impact of the following items:

FORTITUDE RELATED ADJUSTMENTS:

The modco reinsurance agreements with Fortitude Re transfer the economics of the invested assets supporting the reinsurance agreements to Fortitude Re. Accordingly, the net investment income on Fortitude Re funds withheld assets and the net realized gains (losses) on Fortitude Re funds withheld assets are excluded from APTOI. Similarly, changes in the Fortitude Re funds withheld embedded derivative are also excluded from APTOI.

As a result of entering into the reinsurance agreements with Fortitude Re we recorded a loss which was primarily attributed to the write-off of DAC, VOBA and deferred cost of reinsurance assets. The total loss and the ongoing results associated with the reinsurance agreement with Fortitude Re have been excluded from APTOI as these are not indicative of our ongoing business operations.

FOR IMMEDIATE RELEASE
INVESTMENT RELATED ADJUSTMENTS:

APTOI excludes “Net realized gains (losses),” including changes in the allowance for credit losses on available-for-sale securities and loans, as well as gains or losses from sales of securities, except for gains (losses) related to the disposition of real estate investments. Net realized gains (losses), except for gains (losses) related to the disposition of real estate investments, are excluded as the timing of sales on invested assets or changes in allowances depend largely on market credit cycles and can vary considerably across periods. In addition, changes in interest rates may create opportunistic scenarios to buy or sell invested assets. Our derivative results, including those used to economically hedge insurance liabilities, also included in Net realized gains (losses) are similarly excluded from APTOI except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedges or for asset replication. Earned income on such economic hedges is reclassified from Net realized gains and losses to specific APTOI line items based on the economic risk being hedged (e.g., Net investment income and Interest credited to policyholder account balances).

Our investment-oriented contracts, such as universal life insurance, and fixed, fixed index and variable annuities, are also impacted by net realized gains (losses), and these secondary impacts are also excluded from APTOI. Specifically, the changes in benefit reserves and DAC, VOBA and DSI assets related to net realized gains (losses) are excluded from APTOI.

VARIABLE, FIXED INDEX ANNUITIES AND INDEX UNIVERSAL LIFE INSURANCE PRODUCTS ADJUSTMENTS:

Certain of our variable annuity contracts contain guaranteed minimum withdrawal benefits (“GMWBs”) and are accounted for as embedded derivatives. Additionally, certain fixed index annuity contracts contain GMWB or indexed interest credits which are accounted for as embedded derivatives, and our index universal life insurance products also contain embedded derivatives. Changes in the fair value of these embedded derivatives, including rider fees attributed to the embedded derivatives, are recorded through “Net realized gains (losses)” and are excluded from APTOI.

Changes in the fair value of securities used to hedge guaranteed living benefits are excluded from APTOI.

OTHER ADJUSTMENTS:

Other adjustments represent all other adjustments that are excluded from APTOI and includes the net pre-tax operating income (losses) from noncontrolling interests related to consolidated investment entities. The excluded adjustments include, as applicable:

•	restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;
•	non-recurring costs associated with the implementation of non-ordinary course legal or regulatory changes or changes to accounting principles;
•	separation costs;
•	non-operating litigation reserves and settlements;
•	loss (gain) on extinguishment of debt;
•	losses from the impairment of goodwill; and
•	income and loss from divested or run-off business.

FOR IMMEDIATE RELEASE
Adjusted after-tax operating income attributable to our common shareholders (“Adjusted After-tax Operating Income” or “AATOI”) is derived by excluding the tax effected APTOI adjustments described above, as well as the following tax items from net income attributable to us:

•	changes in uncertain tax positions and other tax items related to legacy matters having no relevance to our current businesses or operating performance; and
•	deferred income tax valuation allowance releases and charges.

Book value, excluding AOCI, adjusted for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets (“Adjusted Book Value”) is used to eliminate the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio where there is largely no offsetting impact for certain related insurance liabilities that are not recorded at fair value. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re’s funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted Book Value per Common Share is computed as adjusted book value divided by total common shares outstanding.

Adjusted Return on Average Equity (“Adjusted ROAE”) is derived by dividing AATOI by average Adjusted Book Value and is used by management to evaluate our recurring profitability and evaluate trends in our business. We believe this measure is useful to investors because it eliminates items that can fluctuate significantly from period to period, including changes in fair value of our available-for-sale securities portfolio and foreign currency translation adjustments. This measure also eliminates the asymmetrical impact resulting from changes in fair value of our available-for-sale securities portfolio for which there is largely no offsetting impact for certain related insurance liabilities. In addition, we adjust for the cumulative unrealized gains and losses related to Fortitude Re funds withheld assets since these fair value movements are economically transferred to Fortitude Re.

Adjusted revenues exclude Net realized gains (losses) except for gains (losses) related to the disposition of real estate investments, income from non-operating litigation settlements (included in Other income for GAAP purposes) and changes in fair value of securities used to hedge guaranteed living benefits (included in Net investment income for GAAP purposes).

Net investment income (APTOI basis) is the sum of base portfolio income and variable investment income.

Normalized distributions are defined as dividends paid by the Life Fleet subsidiaries as well as the international insurance subsidiaries, less non-recurring dividends, plus dividend capacity that would have been available to Corebridge absent strategies that resulted in utilization of tax attributes. We believe that presenting normalized distributions is useful in understanding a significant component of our liquidity as a stand-alone company.

Operating EPS is calculated by dividing AATOI by weighted average diluted shares.

FOR IMMEDIATE RELEASE
Premiums and deposits is a non-GAAP financial measure that includes direct and assumed premiums received and earned on traditional life insurance policies, group benefit policies and life-contingent payout annuities, as well as deposits received on universal life insurance, investment-type annuity contracts and GICs. We believe the measure of premiums and deposits is useful in understanding customer demand for our products, evolving product trends and our sales performance period over period.

KEY OPERATING METRICS AND KEY TERMS

Assets Under Management and Administration

•	Assets Under Management (“AUM”) include assets in the general and separate accounts of our subsidiaries that support liabilities and surplus related to our life and annuity insurance products.
•	Assets Under Administration (“AUA”) include Group Retirement mutual fund assets and other third-party assets that we sell or administer and the notional value of SVW contracts.
•	Assets Under Management and Administration (“AUMA”) is the cumulative amount of AUM and AUA.

Net Investment Income

•	Base portfolio income includes interest, dividends and foreclosed real estate income, net of investment expenses and non-qualifying (economic) hedges.
•
Variable investment income includes call and tender income, commercial mortgage loan prepayments, changes in market value of investments accounted for under the fair value option, interest received on defaulted investments (other than foreclosed real estate), income from alternative investments, affordable housing investments and other miscellaneous investment income, including income of certain partnership entities that are required to be consolidated. Alternative investments include private equity funds which are generally reported on a one-quarter lag.

Base spread income means base portfolio income less interest credited to policyholder account balances, excluding the amortization of deferred sales inducements assets.

Base net investment spread means base yield less cost of funds, excluding the amortization of deferred sales inducements.

Base yield means the returns from base portfolio income including accretion and impacts from holding cash and short-term investments.

Cost of funds means the interest credited to policyholders excluding the amortization deferred of sales inducement assets.

FOR IMMEDIATE RELEASE
Fee and Spread Income and Underwriting Margin

•	Fee income is defined as policy fees plus advisory fees plus other fee income.
•
Spread income is defined as net investment income less interest credited to policyholder account balances, exclusive of amortization of deferred sales inducement assets. Spread income is comprised of both base spread income and variable investment income.

•
Underwriting margin for our Life Insurance segment includes premiums, policy fees, advisory fee income, net investment income, less interest credited to policyholder account balances and policyholder benefits and excludes the annual assumption update. For our Institutional Markets segment, select products utilize underwriting margin, which includes premiums, net investment income, non-SVW fee and advisory fee income, less interest credited and policyholder benefits and excludes the annual assumption update.

Life Fleet RBC Ratio

•
Life Fleet includes our three primary risk-bearing entities, American General Life Insurance Company (“AGL”), The United States Life Insurance Company in the City of New York (“USL”) and The Variable Annuity Life Insurance Company (“VALIC”).  AGL, USL and VALIC are domestic insurance entities with a statutory surplus greater than $500 million on an individual basis.  The Life Fleet does not include AGC Life Insurance Company, as it has no operations outside of internal reinsurance.

•	Life Fleet RBC Ratio is the risk-based capital (“RBC”) ratio for the Life Fleet. RBC ratios are quoted using the Company Action Level.

FOR IMMEDIATE RELEASE
RECONCILIATIONS

The following tables present a reconciliation of pre-tax income (loss)/net income (loss) attributable to Corebridge to adjusted pre-tax operating income (loss)/adjusted after-tax operating income (loss) attributable to Corebridge:

Three Months Ended December 31,	2022				2021
(in millions)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax
Pre-tax income/net income, including noncontrolling interests	$(779)	$(252)	$—	$(527)	$4,623	$884	$—	$3,739
Noncontrolling interests	—	—	(39)	(39)	—	—	(617)	(617)
Pre-tax income/net income attributable to Corebridge	(779)	(252)	(39)	(566)	4,623	884	(617)	3,122
Fortitude Re related items
Net investment income on Fortitude Re funds withheld assets	(274)	(57)	—	(217)	(439)	(92)	—	(347)
Net realized (gains) losses on Fortitude Re funds withheld assets	125	26	—	99	(442)	(93)	—	(349)
Net realized losses on Fortitude Re funds withheld embedded derivative	347	69	—	278	658	138	—	520
Net realized losses on Fortitude transactions	—	—	—	—	(26)	(5)	—	(21)
Subtotal Fortitude Re related items	198	38	—	160	(249)	(52)	—	(197)
Other reconciling Items:
Changes in uncertain tax positions and other tax adjustments	—	5	—	(5)	—	16	—	(16)
Deferred income tax valuation allowance (releases) charges	—	(6)	—	6	—	9	—	(9)
Changes in fair value of securities used to hedge guaranteed living benefits	(1)	—	—	(1)	1	—	—	1
Changes in benefit reserves and DAC, VOBA and DSI related to net realized gains (losses)	(120)	(25)	—	(95)	(13)	(3)	—	(10)
Loss on extinguishment of debt	—	—	—	—	(10)	(2)	—	(8)
Net realized (gains) losses(a)	1,297	272	—	1,025	113	23	15	105
Separation costs	54	26	—	28	—	—	—	—
Restructuring and other costs	22	5	—	17	24	5	—	19
Non-recurring costs related to regulatory or accounting changes	7	2	—	5	5	2	—	3
Net (gain) loss on divestiture	—	—	—	—	(2,978)	(688)	—	(2,290)
Pension expense - non operating	—	—	—	—	12	3	—	9
Noncontrolling interests	(39)	—	39	—	(602)	—	602	—
Subtotal: Non-Fortitude Re reconciling items	1,220	279	39	980	(3,448)	(635)	617	(2,196)
Total adjustments	1,418	317	39	1,140	(3,697)	(687)	617	(2,393)
Adjusted pre-tax income(loss)/Adjusted after-tax income (loss) attributable to Corebridge common shareholders	$639	$65	$—	$574	$926	$197	$—	$729

FOR IMMEDIATE RELEASE
Twelve Months Ended December 31,	2022				2021
(in millions)	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax	Pre-tax	Total Tax (Benefit) Charge	Non- controlling Interests	After Tax
Pre-tax income/net income, including noncontrolling interests	$10,460	$1,991	$—	$8,469	$10,127	$1,843	$—	$8,284
Noncontrolling interests	—	—	(320)	(320)	—	—	(929)	(929)
Pre-tax income/net income attributable to Corebridge	10,460	1,991	(320)	8,149	10,127	1,843	(929)	7,355
Fortitude Re related items
Net investment income on Fortitude Re funds withheld assets	(891)	(187)	—	(704)	(1,775)	(373)	—	(1,402)
Net realized (gains) losses on Fortitude Re funds withheld assets	397	83	—	314	(924)	(194)	—	(730)
Net realized losses on Fortitude Re funds withheld embedded derivative	(6,347)	(1,370)	—	(4,977)	687	144	—	543
Net realized losses on Fortitude transactions	—	—	—	—	(26)	(5)	—	(21)
Subtotal Fortitude Re related items	(6,841)	(1,474)	—	(5,367)	(2,038)	(428)	—	(1,610)
Other reconciling Items:
Changes in uncertain tax positions and other tax adjustments	—	95	—	(95)	—	174	—	(174)
Deferred income tax valuation allowance (releases) charges	—	(157)	—	157	—	(26)	—	26
Changes in fair value of securities used to hedge guaranteed living benefits	(30)	(6)	—	(24)	(56)	(12)	—	(44)
Changes in benefit reserves and DAC, VOBA and DSI related to net realized gains (losses)	308	65	—	243	101	21	—	80
Loss on extinguishment of debt	—	—	—	—	219	46	—	173
Net realized (gains) losses(a)	(1,710)	(359)	—	(1,351)	(813)	(171)	68	(574)
Non-operating litigation reserves and settlements	(25)	(5)	—	(20)	—	—	—	—
Separation costs	180	142	—	38	—	—	—	—
Restructuring and other costs	147	31	—	116	44	9	—	35
Non-recurring costs related to regulatory or accounting changes	12	3	—	9	31	7	—	24
Net (gain) loss on divestiture	1	—	—	1	(3,081)	(710)	—	(2,371)
Pension expense - non operating	1	—	—	1	12	3	—	9
Noncontrolling interests	(320)	—	320	—	(861)	—	861	—
Subtotal: Non-Fortitude Re reconciling items	(1,436)	(191)	320	(925)	(4,404)	(659)	929	(2,816)
Total adjustments	(8,277)	(1,665)	320	(6,292)	(6,442)	(1,087)	929	(4,426)
Adjusted pre-tax income(loss)/Adjusted after-tax income (loss) attributable to Corebridge common shareholders	$2,183	$326	$—	$1,857	$3,685	$756	$—	$2,929
(a) Includes all net realized gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Additionally, gains (losses) related to the disposition of real estate investments are also excluded from this adjustment

FOR IMMEDIATE RELEASE
The following table presents Corebridge’s adjusted pre-tax operating income by segment:

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended December 31, 2022
Premiums	$62	$3	$587	$1,375	$20	$—	$2,047
Policy fees	199	104	382	49	—	—	734
Net investment income(a)	1,064	494	376	289	112	(28)	2,307
Net realized gains (losses)(a)(b)	—	—	—	—	27	—	27
Advisory fee and other income	105	73	27	1	20	—	226
Total adjusted revenues	1,430	674	1,372	1,714	179	(28)	5,341
Policyholder benefits	132	19	911	1,518	—	—	2,580
Interest credited to policyholder account balance(c)(d)	485	289	86	105	—	—	965
Amortization of deferred policy acquisition costs	148	11	73	1	—	—	233
Non-deferrable insurance commissions	86	34	27	8	—	—	155
Advisory fee expenses	35	29	1	—	—	—	65
General operating expenses	108	115	177	18	87	(4)	501
Interest expense	—	—	—	—	186	(22)	164
Total benefits and expenses	994	497	1,275	1,650	273	(26)	4,663
Noncontrolling interests	—	—	—	—	(39)	—	(39)
Adjusted pre-tax operating income (loss)	$436	$177	$97	$64	$(133)	$(2)	$639

FOR IMMEDIATE RELEASE
(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Three Months Ended December 31, 2021
Premiums	$66	$7	$402	$2,150	$21	$—	$2,646
Policy fees	245	133	357	47	—	—	782
Net investment income(a)	1,080	603	380	294	139	(4)	2,492
Net realized gains (losses)(a)(b)	—	—	—	—	503	—	503
Advisory fee and other income	138	89	30	—	31	—	288
Total adjusted revenues	1,529	832	1,169	2,491	694	(4)	6,711
Policyholder benefits	162	18	814	2,245	—	—	3,239
Interest credited to policyholder account balance(c)(d)	445	291	89	53	—	—	878
Amortization of deferred policy acquisition costs	124	16	54	2	—	—	196
Non-deferrable insurance commissions	126	32	32	8	1	—	199
Advisory fee expenses	40	37	—	—	—	—	77
General operating expenses	118	116	168	15	85	5	507
Interest expense	10	7	6	2	70	(8)	87
Total benefits and expenses	1,025	517	1,163	2,325	156	(3)	5,183
Noncontrolling interests	—	—	—	—	(602)	—	(602)
Adjusted pre-tax operating income (loss)	$504	$315	$6	$166	$(64)	$(1)	$926

(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Twelve Months Ended December 31, 2022
Premiums	$230	$19	$1,871	$2,913	$82	$—	$5,115
Policy fees	836	451	1,491	194	—	—	2,972
Net investment income(a)	3,888	2,000	1,389	1,049	473	(41)	8,758
Net realized gains (losses)(a)(b)	—	—	—	—	170	—	170
Advisory fee and other income	451	305	121	2	121	—	1,000
Total adjusted revenues	5,405	2,775	4,872	4,158	846	(41)	18,015
Policyholder benefits	626	97	3,229	3,381	—	—	7,333
Interest credited to policyholder account balance(c)(d)	1,877	1,142	342	320	—	—	3,681
Amortization of deferred policy acquisition costs	761	96	265	6	—	—	1,128
Non-deferrable insurance commissions	351	123	131	29	2	—	636
Advisory fee expenses	141	124	1	—	—	—	266
General operating expenses	426	447	656	73	384	(2)	1,984
Interest expense	—	—	—	—	535	(51)	484
Total benefits and expenses	4,182	2,029	4,624	3,809	921	(53)	15,512
Noncontrolling interests	—	—	—	—	(320)	—	(320)
Adjusted pre-tax operating income (loss)	$1,223	$746	$248	$349	$(395)	$12	$2,183

FOR IMMEDIATE RELEASE
(in millions)	Individual Retirement	Group Retirement	Life Insurance	Institutional Markets	Corporate & Other	Eliminations	Total Corebridge
Twelve Months Ended December 31, 2021
Premiums	$191	$22	$1,573	$3,774	$86	$—	$5,646
Policy fees	962	522	1,380	187	—	—	3,051
Net investment income(a)	4,334	2,413	1,621	1,155	443	(49)	9,917
Net realized gains (losses)(a)(b)	—	—	—	—	701	—	701
Advisory fee and other income(e)	592	337	110	2	134	—	1,175
Total adjusted revenues	6,079	3,294	4,684	5,118	1,364	(49)	20,490
Policyholder benefits	580	76	3,231	4,141	—	—	8,028
Interest credited to policyholder account balance(c)(d)	1,791	1,150	354	274	—	—	3,569
Amortization of deferred policy acquisition costs	744	61	164	6	—	—	975
Non-deferrable insurance commissions	397	121	132	27	3	—	680
Advisory fee expenses	189	133	—	—	—	—	322
General operating expenses	437	445	682	77	375	—	2,016
Interest expense	46	35	25	9	286	(47)	354
Total benefits and expenses	4,184	2,021	4,588	4,534	664	(47)	15,944
Noncontrolling interests	—	—	—	—	(861)	—	(861)
Adjusted pre-tax operating income (loss)	$1,895	$1,273	$96	$584	$(161)	$(2)	$3,685

(a) Adjustments include Fortitude Re activity of $(198) million and $419 million for the three months ended December 31, 2022 and 2021, respectively, as well as $6,841 million and $2,012 million for the twelve months ended December 31, 2022 and 2021, respectively
(b)  Net realized gains (losses) includes the gains (losses) related to the disposition of real estate investments
(c)  Includes deferred sales inducement in Individual Retirement of $8 million and $11 million for the three months ended December 31, 2022 and 2021, respectively, as well as $74 million and $107 million for the twelve months ended December 31, 2022 and 2021, respectively
(d) Includes deferred sales inducement in Group Retirement of $3 million and $4 million for the three months ended December 31, 2022 and 2021, respectively, as well as $13 million and $12 million for the twelve months ended December 31, 2022 and 2021, respectively
(e) Individual Retirement includes advisory fee income of $54 million for the twelve months ended December 31, 2021, related to the assets of the retail mutual funds business that were sold to Touchstone on July 16, 2021, or otherwise liquidated, in connection with the sale

FOR IMMEDIATE RELEASE
The following table presents a summary of Corebridge’s spread income, fee income and underwriting margin:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2022	2021	2022	2021
Individual Retirement
Spread income	$587	$646	$2,085	$2,650
Fee income(a)	304	383	1,287	1,500
Total Individual Retirement(a)	891	1,029	3,372	4,150
Group Retirement
Spread income	208	316	871	1,275
Fee income	177	222	756	859
Total Group Retirement	385	538	1,627	2,134
Life Insurance
Underwriting margin	375	266	1,284	1,067
Total Life Insurance	375	266	1,284	1,067
Institutional Markets(b)
Spread income	65	139	295	478
Fee income	16	15	63	61
Underwriting margin	17	22	77	102
Total Institutional Markets	98	176	435	641
Total
Spread income	860	1,101	3,251	4,403
Fee income	497	620	2,106	2,420
Underwriting margin	392	288	1,361	1,169
Total	$1,749	$2,009	$6,718	$7,992

(a)  Excludes fee income of $54 million for the twelve months ended December 31, 2021, related to the assets of the retail mutual funds business that were sold to Touchstone on July 16, 2021, or otherwise liquidated, in connection with the sale
(b)  Fee income for Institutional Markets includes only Stable Value Wrap fee income, while underwriting margin includes fee and advisory income on products other than Stable Value Wrap

The following table presents Life Insurance underwriting margin:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2022	2021	2022	2021
Premiums	$587	$402	$1,871	$1,573
Policy fees	382	357	1,491	1,380
Net investment income	376	380	1,389	1,621
Other income	27	30	121	110
Policyholder benefits	(911)	(814)	(3,229)	(3,231)
Interest credited to policyholder account balances	(86)	(89)	(342)	(354)
Less: Impact of annual actuarial assumption update	—	—	(17)	(32)
Underwriting margin	$375	$266	$1,284	$1,067

FOR IMMEDIATE RELEASE
The following table presents Institutional Markets spread income, fee income and underwriting margin:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2022	2021	2022	2021
Net investment income	$253	$252	$901	$969
Interest credited to policyholder account balances	(78)	(26)	(213)	(166)
Policyholder benefits	(110)	(87)	(393)	(325)
Total spread income(a)	$65	$139	$295	$478
Policy fees	16	15	63	61
Total fee income(b)	$16	$15	$63	$61
Premiums	(9)	(8)	(37)	(35)
Policy fees (excluding SVW)	33	32	131	126
Net investment income	35	39	143	175
Other income	1	—	2	1
Policyholder benefits	(16)	(14)	(52)	(57)
Interest credited to policyholder account balances	(27)	(27)	(107)	(108)
Less: Impact of annual actuarial assumption update	—	—	(3)	—
Total underwriting margin(c)	$17	$22	$77	$102

(a) Represents spread income from Pension Risk Transfer, Guaranteed Investment Contracts and Structured Settlement products
(b) Represents fee income from Stable Value Wrap
(c) Represents underwriting margin from Corporate Markets products, including private placement variable universal life insurance and private placement variable annuity products

FOR IMMEDIATE RELEASE
The following table presents the Operating EPS:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per common share data)	2022	2021	2022	2021
GAAP Basis
Numerator for EPS
Net income (loss)	$(527)	$3,739	$8,469	$8,284
Less: Net income (loss) attributable to noncontrolling interests	39	617	320	929
Net income (loss) attributable to Corebridge common shareholders	$(566)	$3,122	$8,149	$7,355
Net income attributable to Class A shareholders	N/A	$3,045	N/A	$6,859
Net income attributable to Class B shareholders	N/A	$77	N/A	$496

Denominator for EPS (a)
Weighted average common shares outstanding - basic	648.7	N/A	646.1	N/A
Dilutive common shares(b)	—	N/A	1.3	N/A
Weighted average common shares outstanding - diluted	648.7	N/A	647.4	N/A
Common stock Class A - basic and diluted	N/A	581.1	N/A	581.1
Common stock Class B - basic and diluted	N/A	63.9	N/A	63.9

Income per common share attributable to Corebridge common shareholders(a)
Basic
Common stock	$(0.87)	N/A	$12.61	N/A
Common stock Class A	N/A	$5.24	N/A	$11.80
Common stock Class B	N/A	$1.21	N/A	$7.77
Diluted
Common stock	$(0.87)	N/A	$12.59	N/A
Common stock Class A	N/A	$5.24	N/A	$11.80
Common stock Class B	N/A	$1.21	N/A	$7.77

Operating Basis(a)
Adjusted after-tax operating income attributable to Corebridge shareholders	$574	$729	$1,857	$2,929
Weighted average common shares outstanding - diluted	653.1	645.0	647.4	645.0
Operating earnings per common share	$0.88	$1.13	$2.87	$4.54

(a)  The results of the September 6, 2022 stock split have been applied retroactively for all periods prior to September 6, 2022.  Operating earnings per share is the same for Common stock Class A and B
(b) Potential dilutive common shares include our share-based employee compensation plans

Note: On September 6, 2022, Corebridge Financial, Inc. effectuated a stock split and recapitalization of its 100,000 shares of common stock, of which 90,100 shares were Class A Common Stock and 9,900 shares were Class B Common Stock. Subsequent to September 6, 2022, there is a single class of Common Stock.  Accordingly, the two-class method for allocating net income will no longer be applicable. Corebridge Financial, Inc. split its 100,000 shares of Class A shares and Class B shares in a 6,450 to 1 stock split for a total of 645,000,000 shares of a single class of Common Stock.

FOR IMMEDIATE RELEASE
The results of the stock split have been applied retroactively to the weighted average common shares outstanding for all periods prior to September 6, 2022.  After closing the sale of a 9.9% equity stake in Corebridge to Blackstone on November 2, 2021, Blackstone owned 63,855,000 shares of Class B Common Stock. Prior to the sale of the Class B shares to Blackstone on November 2, 2021, Class B shares did not exist.  The Class B Common Stock was pari passu to the Class A Common Stock except for distributions associated with the sale of the affordable housing portfolio.

Prior to September 6, 2022, we used the two-class method for allocating net income to each class of our common stock.  Prior to November 1, 2021, the EPS calculation allocates all net income ratably to Class A and Class B shares.  After November 2, 2021, income was allocated ratably to the Class A and B shares, except for distributions associated with the sale of the affordable housing portfolio in 2021 in which the Class B shareholder did not participate.

The following table presents a reconciliation of dividends to normalized distributions:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2022	2021	2022	2021
Subsidiary dividends paid	$200	$641	$1,821	$1,564
Less: Non-recurring dividends	—	(295)	—	(295)
Tax sharing payments related to utilization of tax attributes	—	132	401	902
Normalized distributions	$200	$478	$2,222	$2,171

The following table presents the reconciliation of Adjusted Book Value:

At Period End	December 31, 2022	December 31, 2021
(in millions, except per share data)
Total Corebridge shareholders’ equity (a)	$8,210	$27,086
Less: Accumulated other comprehensive income (AOCI)	(15,947)	10,167
Add: Cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,806)	2,629
Total adjusted book value (b)	21,351	19,548
Total common shares outstanding (c)	645.0	645.0
Book value per common share (a/c)	$12.73	$41.99
Adjusted book value per common share (b/c)	$33.10	$30.31

FOR IMMEDIATE RELEASE
The following table presents the reconciliation of Adjusted ROAE:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, unless otherwise noted)	2022	2021	2022	2021
Actual or annualized net income (loss) attributable to Corebridge shareholders (a)	$(2,264)	$12,488	$8,149	$7,355
Actual or annualized adjusted after-tax operating income attributable to Corebridge shareholders (b)	2,296	2,916	1,857	2,929
Average Corebridge shareholders’ equity (c)	7,870	31,798	17,648	32,159
Less: Average AOCI	(16,619)	10,382	(2,890)	12,410
Add: Average cumulative unrealized gains and losses related to Fortitude Re funds withheld assets	(2,879)	2,727	(89)	3,427
Average Adjusted Book Value (d)	$21,610	$24,143	$20,449	$23,176

Return on Average Equity (a/c)	(28.8)%	39.3%	46.2%	22.9%
Adjusted ROAE (b/d)	10.6%	12.1%	9.1%	12.6%

The following table presents a reconciliation of net investment income (net income basis) to net investment income (APTOI) basis:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2022	2021	2022	2021
Net investment income (net income basis)	$2,555	$2,925	$9,576	$11,672
Net investment (income) on Fortitude Re funds withheld assets	(274)	(439)	(891)	(1,775)
Change in fair value of securities used to hedge guaranteed living benefits	(16)	(14)	(56)	(60)
Other adjustments	(13)	(10)	(50)	(30)
Derivative income recorded in net realized investment gains (losses)	55	30	179	110
Total adjustments	(248)	(433)	(818)	(1,755)
Net investment income (APTOI basis)(a)	$2,307	$2,492	$8,758	$9,917

(a)  Includes net investment income (loss) from Corporate and Other of $112 million and $139 million for the three months ended December 31, 2022 and 2021, respectively, as well as $473 million and $443 million for the twelve months ended December 31, 2022 and 2021, respectively

FOR IMMEDIATE RELEASE
The following table presents the premiums and deposits:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2022	2021	2022	2021
Individual Retirement
Premiums	$62	$66	$230	$191
Deposits(a)	3,764	3,244	14,900	13,473
Other(b)	1	(2)	(10)	(7)
Premiums and deposits	3,827	3,308	15,120	13,657
Group Retirement
Premiums	3	7	19	22
Deposits	2,240	1,855	7,923	7,744
Premiums and deposits(c)	2,243	1,862	7,942	7,766
Life Insurance
Premiums	587	402	1,871	1,573
Deposits	411	426	1,601	1,635
Other(b)	75	270	764	1,020
Premiums and deposits	1,073	1,098	4,236	4,228
Institutional Markets
Premiums	1,375	2,150	2,913	3,774
Deposits	169	77	1,382	1,158
Other(b)	7	6	30	25
Premiums and deposits	1,551	2,233	4,325	4,957
Total
Premiums	2,027	2,625	5,033	5,560
Deposits	6,584	5,602	25,806	24,010
Other(b)	83	274	784	1,038
Premiums and deposits	$8,694	$8,501	$31,623	$30,608

(a) Excludes deposits from the assets of our retail mutual funds business that were sold to Touchstone on July 16, 2021, or otherwise liquidated in connection with the sale. Deposits from these retail mutual funds were $259 million for the twelve months ended December 31, 2021
(b) Other principally consists of ceded premiums, in order to reflect gross premiums and deposits
(c)  Excludes client deposits into advisory and brokerage accounts of $414 million and $629 million for the three months ended December 31, 2022 and 2021, respectively, as well as $2,058 million and $2,502 million for the twelve months ended December 31, 2022 and 2021